Exhibit 99.1

ChannelAdvisor Announces Second Quarter 2016 Financial Results
Revenue of $27.1 million increases 12 percent year-over-year
GAAP net loss of $(6.7) million
Adjusted EBITDA of $(0.9) million exceeds guidance

Research Triangle Park, NC - August 4, 2016 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and branded manufacturers to increase global sales, today announced its financial results for the quarter ended June 30, 2016.
"During the second quarter we delivered revenue and adjusted EBITDA that were above our guidance ranges," said David Spitz, CEO of ChannelAdvisor. “Continued strength in variable subscription revenue contributed to solid performance for the quarter. Additionally, our focus on larger retailers and branded manufacturers, as well as growing revenue from existing customers, helped continue our trend of increasing average revenue per customer. We remain optimistic about our outlook for the full year, as well as our prospects for further strengthening our leadership in the market.”
Second Quarter 2016 Financial Results

•	Total revenue of $27.1 million for the second quarter of 2016 increased 12.1 percent compared with total revenue of $24.2 million for the second quarter of 2015.

•
GAAP net loss was $(6.7) million compared with a net loss of $(6.5) million in the second quarter of 2015. GAAP net loss per share was $(0.26), based on 25.5 million weighted average shares outstanding, compared with a net loss per share of $(0.26), based on 25.0 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation in both 2016 and 2015 and one-time severance and related costs in 2015, was $(2.8) million for the second quarter of 2016 compared with non-GAAP net loss of $(2.6) million for the second quarter of 2015.

•
Adjusted EBITDA, a non-GAAP measure, was $(0.9) million for the second quarter of 2016 compared with $(0.4) million for the second quarter of 2015. Adjusted EBITDA excludes depreciation, amortization, income tax (benefit) expense, interest, stock-based compensation expense and severance costs noted above.

•	Cash at quarter end totaled $62.4 million, compared with $61.7 million at the end of the first quarter.
Recent Business Highlights

•
Average revenue per customer, calculated on a trailing twelve-month basis, increased 16 percent to $37,000 for the twelve months ended June 30, 2016, compared with $32,022 for the twelve months ended June 30, 2015. Total customer count was 2,878 at the end of the second quarter of 2016, compared with 2,937 customers at the end of the second quarter of 2015.

•
Fixed subscription fees were 77 percent of total revenue and variable subscription fees were 23 percent of total revenue for the second quarter of 2016. This compares to 78 percent and 22 percent, respectively, for the second quarter of 2015.

•	Added new top-tier customers including Art.com, Cornerstone Brands, Design Toscano, Dorel Juvenile, Fila and Reynolds Consumer Products.

•	Named Melissa Sargeant Chief Marketing Officer.

•	Announced support for Instagram dynamic ads.
Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the third quarter and full year of 2016:
Third Quarter 2016

•	Total revenue between $27.0 million and $27.4 million.

•	Adjusted EBITDA between $(1.5) million and $(0.5) million.

•	Stock-based compensation expense between $3.1 million and $3.5 million.

•	25.6 million weighted average shares outstanding.

Exhibit 99.1

Full Year 2016

•	Total revenue between $112.0 million and $113.5 million.

•	Adjusted EBITDA between $1.5 million and $3.0 million.

•	Stock-based compensation expense between $13.4 million and $14.0 million.

•	25.5 million weighted average shares outstanding.
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Second Quarter 2016 Financial Results Conference Call
When:	Thursday, August 4, 2016
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 52452640 Domestic
(704) 288-0612, Passcode 52452640 International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Operating Metrics
Average revenue per customer is revenue divided by the average monthly number of customers during the period.
Total customer count includes all customers who subscribe to at least one of our solutions, but excludes customers who subscribe only to one of our legacy product offerings for lower-volume eBay sellers.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net loss and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and branded manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, eBay, Facebook, Google, Walmart and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.

Exhibit 99.1

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2016, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###

Media Contact:
Melissa Sargeant
ChannelAdvisor Corporation
melissa.sargeant@channeladvisor.com
919-228-4787
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$62,370	$60,474
Accounts receivable, net of allowance of $819 and $785 as of June 30, 2016 and December 31, 2015, respectively	18,089	18,949
Prepaid expenses and other current assets	6,745	9,356
Total current assets	87,204	88,779
Property and equipment, net	13,873	16,696
Goodwill	21,632	21,632
Intangible assets, net	2,953	3,246
Other assets	737	603
Total assets	$126,399	$130,956
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,148	$2,435
Accrued expenses	8,396	9,908
Deferred revenue	23,777	19,835
Other current liabilities	3,669	4,188
Total current liabilities	39,990	36,366
Long-term capital leases, net of current portion	323	2,031
Lease incentive obligation	4,645	5,084
Other long-term liabilities	3,054	3,551
Total liabilities	48,012	47,032
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,571,272 and 25,230,958 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	26	25
Additional paid-in capital	246,214	240,360
Accumulated other comprehensive loss	(995)	(893)
Accumulated deficit	(166,858)	(155,568)
Total stockholders’ equity	78,387	83,924
Total liabilities and stockholders’ equity	$126,399	$130,956

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$27,098	$24,182	$53,445	$46,772
Cost of revenue (1) (2)	6,863	6,401	13,776	12,817
Gross profit	20,235	17,781	39,669	33,955
Operating expenses (1) (2):
Sales and marketing	15,743	13,992	29,240	29,776
Research and development	4,410	4,172	8,565	8,303
General and administrative	6,822	6,212	13,243	11,527
Total operating expenses	26,975	24,376	51,048	49,606
Loss from operations	(6,740)	(6,595)	(11,379)	(15,651)
Other income (expense):
Interest expense, net	(1)	(38)	(22)	(82)
Other income (expense), net	(8)	120	47	126
Total other income (expense)	(9)	82	25	44
Loss before income taxes	(6,749)	(6,513)	(11,354)	(15,607)
Income tax (benefit) expense	(22)	11	(64)	(127)
Net loss	$(6,727)	$(6,524)	$(11,290)	$(15,480)
Net loss per share:
Basic and diluted	$(0.26)	$(0.26)	$(0.44)	$(0.62)
Weighted average common shares outstanding:
Basic and diluted	25,520,847	25,017,823	25,406,626	24,974,378

(1) Includes stock-based compensation as follows:
Cost of revenue	$342	$276	$611	$539
Sales and marketing	1,369	1,452	2,490	2,614
Research and development	546	514	989	898
General and administrative	1,660	1,044	3,252	2,125
	$3,917	$3,286	$7,342	$6,176

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,145	$1,152	$2,388	$2,200
Sales and marketing	280	301	587	579
Research and development	112	117	234	222
General and administrative	423	519	846	1,021
	$1,960	$2,089	$4,055	$4,022

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(11,290)	$(15,480)
Adjustments to reconcile net loss to cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	4,055	4,022
Bad debt expense	395	785
Stock-based compensation expense	7,342	6,176
Other items, net	(530)	(80)
Changes in assets and liabilities:
Accounts receivable	(5)	(2,228)
Prepaid expenses and other assets	2,232	(1,891)
Accounts payable and accrued expenses	(358)	757
Deferred revenue	4,321	2,042
Cash and cash equivalents provided by (used in) operating activities	6,162	(5,897)
Cash flows from investing activities
Purchases of property and equipment	(732)	(2,745)
Payment of internal-use software development costs	(151)	(92)
Cash and cash equivalents used in investing activities	(883)	(2,837)
Cash flows from financing activities
Repayment of capital leases	(1,463)	(353)
Proceeds from exercise of stock options	417	307
Payment of contingent consideration	(236)	—
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(1,904)	(562)
Cash and cash equivalents used in financing activities	(3,186)	(608)

Effect of currency exchange rate changes on cash and cash equivalents	(197)	(1,313)
Net increase (decrease) in cash and cash equivalents	1,896	(10,655)
Cash and cash equivalents, beginning of period	60,474	68,366
Cash and cash equivalents, end of period	$62,370	$57,711

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Gross profit (GAAP)	$20,235	$17,781	$39,669	$33,955
Plus: Stock-based compensation	342	276	611	539
Gross profit (Non-GAAP)	$20,577	$18,057	$40,280	$34,494
Gross margin (Non-GAAP)	75.9%	74.7%	75.4%	73.7%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating expenses (GAAP)	$26,975	$24,376	$51,048	$49,606
Less: Stock-based compensation	3,575	3,010	6,731	5,637
Less: One-time severance and related costs	—	656	—	656
Operating expenses (Non-GAAP)	$23,400	$20,710	$44,317	$43,313

Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Loss from operations (GAAP)	$(6,740)	$(6,595)	$(11,379)	$(15,651)
Plus: Stock-based compensation	3,917	3,286	7,342	6,176
Plus: One-time severance and related costs	—	656	—	656
Loss from operations (Non-GAAP)	$(2,823)	$(2,653)	$(4,037)	$(8,819)
Operating margin (Non-GAAP)	(10.4)%	(11.0)%	(7.6)%	(18.9)%

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss (GAAP)	$(6,727)	$(6,524)	$(11,290)	$(15,480)
Plus: Stock-based compensation	3,917	3,286	7,342	6,176
Plus: One-time severance and related costs	—	656	—	656
Net loss (Non-GAAP)	$(2,810)	$(2,582)	$(3,948)	$(8,648)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(6,727)	$(6,524)	$(11,290)	$(15,480)
Adjustments:
Interest expense, net	1	38	22	82
Income tax (benefit) expense	(22)	11	(64)	(127)
Depreciation and amortization expense	1,960	2,089	4,055	4,022
Total adjustments	1,939	2,138	4,013	3,977
EBITDA	(4,788)	(4,386)	(7,277)	(11,503)
Stock-based compensation expense	3,917	3,286	7,342	6,176
One-time severance and related costs	—	656	—	656
Adjusted EBITDA	$(871)	$(444)	$65	$(4,671)

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Third Quarter 2016		Full Year 2016
	Low	High	Low	High
Net loss (estimate)	$(7.0)	$(5.6)	$(20.3)	$(18.2)
Adjustments (estimates):
Interest (income) expense, net	0.0	0.0	0.0	0.0
Income tax (benefit) expense	0.0	0.0	(0.1)	(0.1)
Depreciation and amortization expense	2.0	2.0	7.9	7.9
Total adjustments	2.0	2.0	7.8	7.8
EBITDA	(5.0)	(3.6)	(12.5)	(10.4)
Stock-based compensation expense (estimate)	3.5	3.1	14.0	13.4
Adjusted EBITDA guidance	$(1.5)	$(0.5)	$1.5	$3.0